Exhibit 10.153

AMENDMENT NO. 1
TO PERFORMANCE UNIT AWARD AGREEMENT

This Amendment No. 1 (“Amendment”), dated as of June 16, 2013, to the Performance Unit Award Agreement (“Agreement”), footed with “PU Covisint IPO,” dated as of December 7, 2009, between Compuware Corporation, a Michigan corporation (the “Corporation”), and [Recipient Name] (the “Award”).

WHEREAS, the Award was granted pursuant to the Compuware Corporation 2007 Long Term Incentive Plan (the “Plan”);

WHEREAS, the Compensation Committee of the Board desires to amend the Agreement pursuant to Section 10.6(b) of the Plan.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	Section 2(a) Vesting and Forfeiture of the Agreement is amended and restated in its entirety as follows:

“As long as the Recipient continues to be employed by the Corporation, the Units shall become vested and non-forfeitable upon the occurrence of a closing date of an Initial Public Offering of Covisint Corporation (“Covisint”) common stock or upon a change in control of Covisint.  For purposes of this Agreement, “Initial Public Offering” means the initial sale of shares of Covisint common stock to the public by Covisint or by the Corporation after the date hereof pursuant to a registration statement under the Securities Act which has been declared effective by the Securities and Exchange Commission (other than a registration statement on Form S-4 or Form S-8) if, immediately following the closing of such sale, shares of  Covisint common stock are registered under Section 12(b) or 12(g) of the Exchange Act or would be required to be so registered if the date immediately following the closing were the last day of Covisint’s fiscal year.  For purposes of this Agreement, a “change in control of Covisint” means the closing or effectiveness of an acquisition of Covisint by a third party, regardless of the form of the acquisition.”

2.	Section 2(b) Vesting and Forfeiture of the Agreement is amended and restated in its entirety as follows:

“To the extent not previously vested, the Units will be cancelled on earlier of (i) the close of business on August 26, 2015 if the criteria for vesting stipulated in 2(a) above are not met; (ii) a change in control of the Corporation; and (iii) upon termination of Recipient’s employment for any reason, unless the Committee, in the exercise of its authority under the Plan, modifies this Section 2 in connection with such termination to provide otherwise.”

3.	Section 2(c) Vesting and Forfeiture of the Agreement is hereby deleted in its entirety.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

RECIPIENT

[Recipient Name]

COMPUWARE CORPORATION

By:

[officer]
Its: [title]